Exhibit 99(e)

                     INSTRUCTIONS BOOKLET*


     For each two shares of Common Stock held of record as of the close of business on May 5, 1995, you are entitled to receive one Basic Subscription Right. The total number of your Basic Subscription Rights is printed on the enclosed Subscription
Warrant. No fractional Basic Subscription Rights have been issued; your Basic Subscription Rights have been rounded up to the nearest whole number. One Basic Subscription Right and payment of the Subscription Price of $4.34 are required to subscribe for each share of Common Stock underlying each Basic
Subscription Right. Each holder of Basic Subscription Rights, including transferees of Shareholders (collectively, the "Rights
Holders"), is entitled to subscribe for all, or any portion of, the shares of Common Stock underlying their Basic Subscription
Rights. A Rights Holder who subscribes for the full number of shares of Common Stock underlying the Basic Subscription Rights held by such Rights Holder on the date of exercise (other than in his or her capacity as a participant in the San Diego National Bank Deferred Savings Plan (the "Plan")) and evidenced by a Subscription Warrant will have the right to subscribe for additional shares of Common Stock not subscribed for by other
Rights Holders pursuant to their Basic Subscription Rights (the
"Oversubscription Rights"). Basic Subscription Rights held by the Plan shall not be eligible for Oversubscription Rights due to the prohibited transaction rules of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended
("ERISA").

     As a Rights Holder, if you subscribe for fewer than all of the shares represented by your Subscription Warrants by 11:00 a.m., New York time, on July 7, 1995 (such date, as it may be extended by the Company as provided in the Prospectus, the "Expiration Date"), you may request that the Subscription Agent, American Stock Transfer & Trust Company (the "Subscription
Agent"), attempt to sell your remaining Basic Subscription Rights and remit the net proceeds, if any, to you or you will be issued from the Subscription Agent a new Subscription Warrant representing the unused Basic Subscription Rights. DUE TO
BURDENSOME SECURITIES AND DEALER REGISTRATION REQUIREMENTS OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, SUBSCRIPTION
RIGHTS MAY NOT BE TRANSFERRED TO, OR EXERCISED BY, A RESIDENT OF FLORIDA WHO WAS NOT A SHAREHOLDER OF RECORD OF THE COMPANY'S COMMON STOCK ON MAY 5, 1995. New Subscription Warrants will be sent by first class mail if the Subscription Agent receives the properly completed Subscription Warrant by 11:00 a.m., New York time, on the fourth business day before the Expiration Date. Unless you make other arrangements with the Subscription Agent, a new Subscription
Warrant issued after 11:00 a.m., New York time, on the fourth business day before the Expiration Date will be held for pick-up by you at the Subscription Agent's New York hand delivery address provided in the Prospectus. All deliveries of newly issued Subscription Warrants will be at your risk. No new Subscription Warrants will be issued after such time and date. Accordingly, after such time and date a Rights Holder partially exercising
Basic Subscription Rights will lose the power to sell or exercise its remaining Basic Subscription Rights. In order to exercise Subscription Rights, the Subscription Agent must receive a duly endorsed Subscription Warrant representing the Basic Subscription Rights to be exercised and the appropriate aggregate Subscription Price on or before 5:00 p.m., New York time, on the Expiration
Date.  In order to sell Basic Subscription Rights, the
Subscription Agent must receive a duly endorsed Subscription
Warrant representing Basic Subscription Rights to be sold by 11:00 a.m., New York time, on the Expiration Date. After the Expiration Date, Subscription Rights will no longer be exercisable to purchase shares of Common Stock and will have no value.

     Persons wishing to purchase additional Basic Subscription
Rights must do so through a bank or broker.

     Completed Subscription Warrants and payment for the subscribed Common Stock should be sent to the Subscription Agent in the envelope provided herewith. Payment must be made in United States dollars by a bank certified check or a cashier's check, payable to the order of the Subscription Agent. The risk of failed or misdirected delivery of Subscription Warrants and payments to the Subscription Agent will be borne by the holders of Subscription Rights and not by SDNB Financial Corp. or the Subscription Agent.
_______________________________
     * Unless otherwise specified, capitalized terms used but not defined herein shall have the same meaning as set forth in the Prospectus.

     Illustrations of how to use your Subscription Warrant follow:

                          TO SUBSCRIBE

     1. Fill in Box 1 on back of the Subscription Warrant where appropriate as shown below in Illustration A.

     2.  Sign Box 1 on the line marked "Subscriber(s)
Signature(s)" and enter your telephone numbers, including area codes.

     3. If you wish to ask the Subscription Agent to attempt to sell any Basic Subscription Rights, check the box appearing in Box 1.

     4. Send the Subscription Warrant and the appropriate payment to the Subscription Agent in the enclosed envelope for receipt by the Expiration Date.

Determining the Number of Shares of Common Stock Subscribed For

     The number of whole shares of Common Stock for which you may subscribe is equal to the number of Basic Subscription Rights set forth on your Subscription Warrant which have been rounded up to the nearest whole number. If you elect to exercise only a portion of your Basic Subscription Rights, you may sell or request that the Subscription Agent attempt to sell your remaining Basic Subscription Right(s) and remit the net proceeds, if any, to you. DUE TO BURDENSOME SECURITIES AND DEALER REGISTRATION REQUIREMENTS OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, SUBSCRIPTION RIGHTS MAY NOT BE TRANSFERRED TO, OR EXERCISED BY, A RESIDENT OF FLORIDA WHO WAS NOT A SHAREHOLDER OF RECORD OF THE COMPANY'S COMMON STOCK ON MAY 5, 1995.

The Subscription Agent must receive your Subscription Warrant by 11:00 a.m., New York time, on the Expiration Date if you wish it to attempt to sell Basic Subscription Rights. No assurance can be given that the Subscription Agent will be able to sell any Basic Subscription Rights. Alternatively, if the Subscription Agent receives your Subscription Warrant by 11:00 a.m., New York time, on the Expiration Date, you may have issued to you by the Subscription Agent a new Subscription Warrant representing such remaining
Basic Subscription Rights. However, a new Subscription Warrant will be mailed by first class mail to a submitting Rights Holder only if the Subscription Agent receives a properly endorsed Subscription Warrant not later than 11:00 a.m., New York time, on the fourth business day before the Expiration Date.

                      *        *        *

     Following are examples of how Subscription Warrants should be used for subscriptions and sales of Basic Subscription Rights.

Subscription for Common Stock Using All the Holder's Basic
Subscription Rights

     For example, a Rights Holder with 12 Basic Subscription Rights, who does not wish to exercise his or her Oversubscription Rights, can subscribe for a maximum of 12 shares of Common Stock. Box 1 on the Subscription Warrant should be filled in by entering the number 12 in the space provided in Part a. as well as on the line marked "Total Shares of Common Stock Subscribed for." In addition, enter $52.08 on the line marked "Cost (total shares of Common Stock times subscription price)" ($4.34 x 12 = $52.08). The completed box for this example would be as shown in Illustration A.

                         ILLUSTRATION A

BOX 1--SUBSCRIPTION AND SIGNATURE

The undersigned hereby irrevocably subscribes for the number of full shares of Common Stock, as indicated below, on the terms specified in the Prospectus relating thereto, receipt of which is hereby acknowledged.

a.  Basic Subscription Rights                            12

b.  Oversubscription Rights                              --

Total Shares of Common Stock
Subscribed for (a + b)                                   12

Cost (total shares of Common Stock
times subscription price ($4.34),
rounded up to the nearest whole cent)                $52.08

The undersigned hereby requests that the Subscription Agent attempt to sell any Basic Subscription Rights owned by the undersigned and not exercised above. [ ] (check here).

Note: Unless the subscriber elects to sell or requests that the Subscription Agent attempt to sell any unused Basic
Subscription Rights, a new Subscription Warrant will be issued to such Subscriber in respect of such unused Basic Subscription Rights. The right to subscribe for additional shares of Common Stock pursuant to the Oversubscription Rights is transferable with each Subscription Right, but Basic Subscription Rights held by the San Diego National Bank Deferred Savings Plan shall not be eligible for Oversubscription Rights. No new
Subscription Warrants will be issued after 11:00 a.m., New York time, on the Expiration Date. Subscription Rights may not be transferred to, or exercised by, a resident of Florida who was not a shareholder of record of the Company's Common Stock on the Record Date (May 5, 1995).


__________________________    (____)__________   (____)___________
Subscriber(s) Signature(s)     Telephone (Day)   Telephone (Night)




Subscription for Common Stock Using Less Than All the Holder's
Basic Subscription Rights

     A Rights Holder may subscribe for less than the full number of shares of Common Stock to which its Basic Subscription Rights entitle it. For example, a Rights Holder with 40 Basic Subscription Rights could choose to use only 12 of such Basic Subscription Rights to subscribe for 12 shares. The Subscription Warrant should be filled in as in Illustration A and a check for $52.08, the payment for 12 shares of Common Stock, enclosed.
Upon receiving the Subscription Warrant, the Subscription Agent would issue a new Subscription Warrant to a subscriber in respect of the unused Basic Subscription Rights which, in this case, is
28. Note, however, that no new Subscription Warrants will be issued after 11:00 a.m., New York time, on the Expiration Date and a new Subscription Warrant will be mailed by first class mail to a submitting Rights Holder only if the Subscription Agent receives a properly endorsed Subscription Warrant not later than 11:00 a.m., New York time, on the fourth business day before the Expiration Date.

If the Rights Holder so elects (by checking the box contained in Box 1), the Subscription Agent will attempt to sell the unused Basic Subscription Rights and remit the net proceeds, if any, to the Rights Holder. (In this situation, the Subscription Agent must receive the executed Subscription Warrant by 11:00 a.m., New York time, on the Expiration Date). The Rights Holder may also elect to sell unused Basic Subscription Rights directly. DUE TO BURDENSOME SECURITIES AND DEALER REGISTRATION REQUIREMENTS OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, SUBSCRIPTION RIGHTS MAY NOT BE TRANSFERRED TO, OR EXERCISED BY, A RESIDENT OF FLORIDA WHO WAS NOT A SHAREHOLDER OF RECORD OF THE COMPANY'S COMMON STOCK ON MAY 5, 1995.

The exercise of Basic Subscription Rights is irrevocable.

Exercising the Oversubscription Rights

     A Rights Holder who exercises all of the Basic Subscription Rights held by such Rights Holder on the date of such exercise (other than in his or her capacity as a participant in the Plan) and evidenced by a Subscription Warrant may subscribe for additional shares, if any, that are not purchased through the exercise of Basic Subscription Rights by other Rights Holders. Basic Subscription Rights held by the Plan shall not be eligible for Oversubscription Rights due to the prohibited transaction rules of the Internal Revenue Code and ERISA. For example, a Rights Holder who is not a Plan participant and who holds 12 Basic Subscription Rights is entitled to purchase
12 shares of Common Stock upon exercise of such Basic Subscription Rights and may choose to exercise its Oversubscription Rights to attempt to purchase the desired number of additional shares of Common Stock (e.g., 10), if any are available on the Expiration Date. The Subscription Warrant would be filled in as in Illustration B and a check for $95.48, the total payment for the 12 shares of Common Stock such Rights Holder may purchase pursuant to its Basic Subscription Rights and for the 10 shares of Common Stock such Rights Holder is electing to purchase pursuant to its Oversubscription Rights, enclosed.

Subject to the aggregate number of shares of Common Stock offered in this Subscription Offering, there is no limitation on the number of shares to which an eligible Rights Holder may elect to oversubscribe. If there are insufficient unsubscribed shares of Common Stock to fill all oversubscriptions, the available shares of Common Stock will be allocated among the Rights Holders who have properly elected to oversubscribe pro rata based upon the number of Basic Subscription Rights held by each such Rights Holder on the Expiration Date, except that the maximum number of shares of Common Stock so allocated to any Rights Holder will be the number of shares for which such Rights Holder has properly elected to oversubscribe. If any shares of Common Stock thereafter remain unsubscribed, they will be allocated on the same basis until all unsubscribed shares are allocated among Rights Holders exercising unfulfilled Oversubscription Rights. Payments for oversubscriptions will be deposited upon receipt by the Subscription Agent, and refunds will be promptly made as soon as practicable after the Expiration Date, without interest, to the extent oversubscriptions are not honored due to proration or otherwise. The exercise of the Oversubscription Rights is irrevocable. Oversubscription Rights are exercisable by all Rights Holders, other than the Plan, including transferees of Shareholders.

                         ILLUSTRATION B
Box 1--SUBSCRIPTION AND SIGNATURE

The undersigned hereby irrevocably subscribes for the number of shares of Common Stock, as indicated below, on the terms specified in the Prospectus relating thereto, receipt of which is hereby acknowledged.

a.  Basic Subscription Rights                            12

b.  Oversubscription Rights                              10

Total Shares of Common Stock
Subscribed for (a + b)                                   22

Cost (total shares of Common Stock
times subscription price ($4.34),
rounded up to the nearest whole cent)                $95.48

The undersigned hereby requests that the Subscription Agent attempt to sell any Basic Subscription Rights owned by the undersigned and not exercised above. [ ] (check here).

Note: Unless the subscriber elects to sell or requests that the Subscription Agent attempt to sell any unused Basic Subscription Rights, a new Subscription Warrant will be issued to such Subscriber in respect of such unused Basic Subscription Rights. The right to subscribe for additional shares of Common Stock pursuant to the Oversubscription Rights is transferable with each Subscription Right, but Basic Subscription Rights held by the San Diego National Bank Deferred Savings Plan shall not be eligible for Oversubscription Rights due to the prohibited transaction rules of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974. No new Subscription Warrants will be issued after 11:00 a.m., New York time, on the Expiration Date. Subscription Rights may not be transferred to, or exercised by, a resident of Florida who was not a shareholder of record of the Company's Common Stock on the Record Date (May 5, 1995).


__________________________     (____)_________   (____)___________
Subscriber(s) Signature(s)     Telephone (Day)   Telephone (Night)



                 SELLING ALL BASIC SUBSCRIPTION RIGHTS
                      THROUGH SUBSCRIPTION AGENT

Use Box 2 only.

     For your convenience, the Company has arranged for the Subscription Agent to attempt to sell all of your Basic Subscription Rights if you wish to do so, subject to the ability of the Subscription Agent to find a purchaser. To attempt to sell all of your Basic Subscription Rights through the Subscription Agent just sign Box 2 (as indicated in Illustration
C) and return your Subscription Warrant to the Subscription Agent in the enclosed envelope, to be received prior to 11:00 a.m., New York time, on the Expiration Date. You will receive a check for the net proceeds, if any, from the Subscription Agent as soon as practicable. The right to oversubscribe for additional shares of Common Stock pursuant to the Oversubscription Rights is transferable with each Basic Subscription Right.

     DUE TO BURDENSOME SECURITIES AND DEALER REGISTRATION REQUIREMENTS OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, SUBSCRIPTION RIGHTS MAY NOT BE TRANSFERRED TO, OR EXERCISED BY, A RESIDENT OF FLORIDA WHO WAS NOT A SHAREHOLDER OF RECORD OF THE COMPANY'S COMMON STOCK ON MAY 5, 1995.

                         ILLUSTRATION C

BOX 2--SALE OF ALL BASIC SUBSCRIPTION RIGHTS
THROUGH THE SUBSCRIPTION AGENT

I hereby request that the Subscription Agent attempt to sell all the Basic Subscription Rights represented by this Subscription Warrant. The right to oversubscribe for additional shares of Common Stock pursuant to the Oversubscription Rights is transferable with each Basic Subscription Right. Subscription Rights may not be transferred to, or exercised by, a resident of Florida who was not a shareholder of record of the Company's Common Stock on the Record Date (May 5, 1995).

    Signature:_________________________________________________
                     Signature of Registered Owner(s)




            SELLING ALL OR PART OF BASIC SUBSCRIPTION RIGHTS
                        THROUGH A BANK OR BROKER

Use Box 3 only.

     If you wish to sell all or part of your Basic Subscription Rights through a bank or broker, just sign Box 3 (as indicated in Illustration D) and indicate the number of Basic Subscription Rights you wish to sell. In such case, you must deliver the Subscription Warrant to a bank or broker who will remit to you the net proceeds, if any. The right to oversubscribe for additional shares of Common Stock pursuant to the Oversubscription Rights is transferable with each Basic Subscription Right.

     DUE TO BURDENSOME SECURITIES AND DEALER REGISTRATION REQUIREMENTS OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, SUBSCRIPTION RIGHTS MAY NOT BE TRANSFERRED TO, OR EXERCISED BY, A RESIDENT OF FLORIDA WHO WAS NOT A SHAREHOLDER OF RECORD OF THE COMPANY'S COMMON STOCK ON MAY 5, 1995.

                         ILLUSTRATION D

BOX 3--SALE OF ALL OR A PART OF BASIC SUBSCRIPTION RIGHTS
THROUGH HOLDER'S BANK OR BROKER OR OTHERWISE--For value received all or ___________________* of the Basic Subscription
Rights represented by this Subscription Warrant are assigned to:


     _______________________________________________________________
                         Name (Please Print)

     _______________________________________________________________
                               Street

     _______________________________________________________________
                        City, State, Zip Code

     _______________________________________________________________
              Assignee's Taxpayer Identification Number

Signature(s)___________________John Doe_____________________________
                 Signature(s) of Registered Owner(s)


Signature(s) guaranteed by:     ____________________________________

                           Name:____________________________________
                          Title:____________________________________
                   Name of Firm:____________________________________
                        Address:____________________________________
 Area Code and Telephone Number:____________________________________
                          Dated:____________________________________


*Insert number of Basic Subscription Rights being sold. The right to oversubscribe for additional shares of Common Stock pursuant to the Oversubscription Rights is transferable with each Basic Subscription Right. Subscription Rights may not be transferred to, or exercised by, a resident of Florida who was not a shareholder of record of the Company's Common Stock on the Record Date (May 5, 1995).



  SELLING ALL OR PART OF YOUR BASIC SUBSCRIPTION RIGHTS OTHER THAN
                      THROUGH A BANKER OR BROKER

Use Box 3 only.

     If you wish to sell all your Basic Subscription Rights other than through a bank or broker, sign Box 3, fill in the transferee's name, address and Social Security Number or Taxpayer Identification Number (as indicated in Illustration E) and deliver the Subscription Warrant, return envelope, and the Letter of Transmittal and this Instructions Booklet to the person to whom you transferred the Subscription Warrant. Your signature must be guaranteed by a bank or trust company, or by a brokerage firm having membership on a national securities exchange in the United States. The Subscription Warrant may then be exercised by the new holder without having a new Subscription Warrant issued. The new holder should complete Box 1 if it wishes to subscribe, or Box 2 if it wishes to sell the Basic Subscription Rights.

     If you wish to sell only a part of your Basic Subscription
Rights other than through a bank or broker, complete Box 3, indicating the number of Basic Subscription Rights to be sold, and return it to the Subscription Agent. If the Subscription
Warrant is received by 11:00 a.m., New York time, on the Expiration Date, a new Subscription Warrant for any unused Basic Subscription Rights will be issued. However, a new Subscription Warrant will be mailed by first class mail to a submitting Rights Holder only if the Subscription Agent receives a properly endorsed Subscription Warrant not later than 11:00 a.m., New York time, on the Expiration Date. The right to oversubscribe for additional shares of Common Stock pursuant to the Oversubscription Rights is transferable with each Basic
Subscription Right.

     DUE TO BURDENSOME SECURITIES AND DEALER REGISTRATION REQUIREMENTS OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, SUBSCRIPTION RIGHTS MAY NOT BE TRANSFERRED TO, OR EXERCISED BY, A RESIDENT OF FLORIDA WHO WAS NOT A SHAREHOLDER OF RECORD OF THE COMPANY'S COMMON STOCK ON MAY 5, 1995.

                         ILLUSTRATION E

BOX 3--SALE OF ALL OR A PART OF BASIC SUBSCRIPTION RIGHTS
THROUGH HOLDER'S BANK OR BROKER OR OTHERWISE--For value received all or ___________________* of the Basic Subscription
Rights represented by this Subscription Warrant are assigned to:


     ________________________Mary Smith_____________________________
                         Name (Please Print)

     ______________________1 Maple Avenue___________________________
                               Street

     _____________________Anytown, NJ  00123________________________
                        City, State, Zip Code

     _________________________000-00-000____________________________
              Assignee's Taxpayer Identification Number

Signature(s)___________________John Doe_____________________________
                 Signature(s) of Registered Owner(s)


Signature(s) guaranteed by:     [Bank Trust Company or Brokerage Firm]

                           Name:____________________________________
                          Title:____________________________________
                   Name of Firm:____________________________________
                        Address:____________________________________
 Area Code and Telephone Number:____________________________________
                          Dated:____________________________________


*Insert number of Basic Subscription Rights being sold. The right to oversubscribe for additional shares of Common Stock pursuant to the Oversubscription Rights is transferable with each Basic Subscription Right. Subscription Rights may not be transferred to, or exercised by, a resident of Florida who was not a shareholder of record of the Company's Common Stock on the Record Date (May 5, 1995).


                            LEGAL PAPERS

     When Box 1, Box 2, or Box 3 is executed by an administrator, executor, trustee, guardian, or other fiduciary, or by an officer of a corporation, the Subscription Agent must be satisfied that the person signing has authority to act in such capacity.

                    DELIVERY OF COMMON STOCK

     Certificates for subscribed shares of Common Stock will be delivered to the address on the Subscription Warrant as soon as practicable after the Expiration Date.